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                                                               EXHIBIT 10.1.17.b



                                   AMENDMENT
                                       OF
                               TELXON CORPORATION
                           1992 RESTRICTED STOCK PLAN
                              ADOPTED BY ACTION OF
                             THE BOARD OF DIRECTORS
                                ON JULY 18, 1994


         WHEREAS, under the terms of the Telxon Corporation 1992 Restricted Stock Plan, as adopted by the Board of Directors (the "Board") of Telxon Corporation (the "Company") on June 25, 1992 and by the Company's stockholders at the annual meeting thereof held August 19, 1992 and amended by the Board (in respects not requiring further stockholder approval) on December 7, 1993 (as so amended, the "Plan"), 250,000 shares of the Company's Common Stock are made available for award to key employees of the Company and its subsidiaries and affiliates subject to such conditions as are required by, or may be imposed in accordance with, the terms of the Plan.

         NOW, THEREFORE, BE IT RESOLVED by the Board, pursuant to the authority conferred upon it to amend the Plan as set forth in Section 14 thereof:

         That Section 3 of the Plan is hereby deleted in its entirety and shall be and hereby is superseded and replaced by the following amendment and restatement thereof:

                          3.      STOCK SUBJECT TO THE PLAN

                          Subject to adjustment as provided in Section 7, the
                 total number of Shares available for Awards under the Plan shall be 250,000 Shares. In the event and to the extent that the Shares which are the subject of any Award granted under the Plan are forfeited back to or are otherwise reacquired by the Company under the terms of the Plan or the applicable Restricted Stock Plan Award Agreement, such Shares shall again be available for the granting of further Awards under the Plan, except that such forfeited or reacquired Shares shall not become available for such granting of further Awards under the Plan to any Section 16 Person without the approval thereof by the stockholders of the Company if and to the extent that Rule 16b-3 or any other Securities Law Requirement requires that such stockholder approval be obtained on grounds that the Awardee whose Shares are forfeited or otherwise reacquired is deemed to have received any benefits of ownership from such Shares (such as dividends paid thereupon) or otherwise requires that stockholder approval be obtained.





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                 That, except as amended by the foregoing, all of the
provisions of the Plan shall continue in full force and effect.

         And that the officers of the Company are hereby authorized to restate the Plan in its entirety to reflect the foregoing amendment thereto.










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